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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) April 25, 2001


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                       0-21736               84-1158484
 ------------------------------   ------------------------    ----------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                240 Main Street
              Post Office Box 21
             Black Hawk, Colorado                           80422
   ---------------------------------------               ----------
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:          (303) 582-1117
                                                             --------------


                                    No Change
       ------------------------------------------------------------------
       Former name or former address if changed since date of last filing


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Item 5. Other Events.

         On April 25, 2001, the registrant entered into an Agreement and Plan of Merger with Gameco, Inc. and BH Acquisition, Inc. The registrant's stockholders will be asked to vote on a proposal to merge the registrant with BH Acquisition, Inc., a subsidiary of Gameco. If approved, the registrant will become a wholly owned subsidiary of Gameco, Inc. and stockholders of the registrant (other than Gameco, Inc., BH Acquisition, Inc. and their affiliates) will receive $12 cash per share in consideration for their shares of the registrant.

         Closing of the merger agreement, certain termination provisions and break fees are all described in the merger agreement. Shareholders will be asked to vote on the merger agreement after a proxy statement has been filed with and has been cleared by the Securities and Exchange Commission.







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Item 7. Financial Statements and Exhibits.

(a)      Financial Statements    None

(b)      Exhibits. The following exhibit is filed herewith:

         Number            Description

         01-8K.6 Agreement and Plan of Merger dated April 25, 2001 between and among Black Hawk Gaming & Development Company, Inc., Gameco, Inc. and BH Acquisition, Inc.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BLACK HAWK GAMING & DEVELOPMENT
                                         COMPANY, INC.



                                         By: /s/ Stephen R. Roark
                                             ----------------------------------
                                             Stephen R. Roark, President

Date:  May 4, 2001









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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
01-8K.6           Agreement and Plan of Merger dated April 25, 2001 between and among Black Hawk Gaming & Development Company, Inc., Gameco,
                  Inc. and BH Acquisition, Inc.